UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2007

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On February 2, 2007, the Board of Directors (the “Board”) of Hibbett Sporting Goods, Inc. (the “Company”) by unanimous consent adopted an amendment to the 2006 Non-Employee Director Equity Plan (the “Plan”). The amendment to the Plan changes the annual grant date to non-employee directors from the last day of the fiscal year of the Company to a grant date equal to the same date as the annual grant of awards to the Company’s employees for the next following fiscal year.

The amendment was effective as of February 2, 2007 and postponed the annual director award for the Company’s fiscal year 2007 until the date of the annual employee award for fiscal year 2008. Except as amended, the Plan remains in full force and effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to the 2006 Non-Employee Director Equity Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

Date: February 7, 2007	/s/ Michael J. Newsome Michael J. Newsome
Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to the 2006 Non-Employee Director Equity Plan

Exhibit 10.1

Second Amendment to the 2006 Non-Employee Director Equity Plan

The following paragraph and section of the 2006 Non-Employee Director Equity Plan has been amended, effective February 2, 2007, to read as follows:

1.	Paragraph (b) of Section 6.1 of the 2006 Non-Employee Director Equity Plan shall be amended and restated in its entirety to read as follows:

Subject to Section 6.1(c), each Non-Employee Director serving as a director on the last business day of the Company’s fiscal year shall receive an Option to purchase 10,000 shares of Common Stock; provided that the grant date of such Option shall be the same date as the annual grant of awards under the Company’s equity plan for awards to employees for the next following fiscal year.

- END -